EXHIBIT 10.23

                        SECOND AMENDMENT
                             TO THE
  INGERSOLL-RAND COMPANY ELECTED OFFICERS SUPPLEMENTAL PROGRAM


WHEREAS, Ingersoll-Rand Company ("Company") maintains the Ingersoll-Rand Company Elected Officers Supplemental Program, effective June 30, 1995, and as amended by the First Amendment effective January 1, 1997, (the "Program"), for the benefit of its eligible employees; and

WHEREAS, the Board of Directors of the Company retained the right to amend the Program pursuant to Section 8.1 thereof; and

WHEREAS, the Board of Directors of the Company, acting through its Compensation & Nominating Committee, desires to amend the Program;

NOW,  THEREFORE, the Program is hereby amended in  the  following
respects,   effective  December  1,  1997  (except  as  otherwise
indicated below):


1. Section 1.3 is amended, effective March 3, 1999, to read in its entirety as follows:

     "1.3 `Change in Control' shall have the same meaning as such term is defined in the most recent Company Incentive Stock Plan, unless a different definition is used for purposes of a change of control event in any severance or employment agreement between an Employer and an Employee, in which event as to such Employee such definition shall apply."


2. The following new Section 1.9 is hereby added, and all applicable Sections in Section 1 shall be renumbered accordingly:

     "1.9 `Estate   Program'  means  the  Ingersoll-Rand  Company
          Estate Enhancement Program."


3. Section 1.10 (formerly Section 1.9) is amended to read in its entirety as follows:

     "1.10      `Final Average Pay' means, except as provided  in
          Section 5.3 for purposes of disability, the sum of the following:

          (a)  the  average  of  each of the five  highest  bonus
               awards (whether the awards are paid to the Employee, are a Deferral Amount (as such term is defined in the Deferral Plan) or the Employee has elected to forego a bonus award pursuant to the Estate Program) during the six most recent calendar years, including the year during which the Employee's retirement or death occurs, or a Change in Control occurs, but excluding Supplemental Contributions (as such term is defined in the Deferral Plan) or any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan) or any other account under the Deferral Plan including, but not limited to, amounts paid consisting of Deferral Amounts and Supplemental Contributions and their earnings, and any amounts paid by the Company pursuant to the Estate Program, and

          (b) the Employee's annualized base salary in effect immediately prior to the date of determination."


4.    Section  3.1  "Amount  of Benefit"  is  amended,  effective
November 4, 1998, to read in its entirety as follows:

"3.1 Amount of Benefit

     An Employee shall be entitled to receive a benefit under the Program equal to (a) minus (b) minus (c) below:

     (a)  the product of:

          (i)  his Final Average Pay,

          (ii) his Years of Service (up to a maximum of 35 Years of Service), and

          (iii)     1.9%

     (b)  the amount set forth in Appendix A as attached hereto

     (c)the  benefit  he  would  be  entitled  to  receive  under
        Section 5.2 of the Program but for his election to forego such benefit pursuant to the Estate Program."


5. The second paragraph of Section 5.3 "Disability" is amended to read in its entirety as follows:

     "Notwithstanding any other provision of the Program to the contrary, when determining Final Average Pay for an Employee who is disabled under the provisions of this Section, Final
     Average Pay means the sum of:

     (a) the average of each of the five highest bonus awards (whether the awards are paid to the Employee, are a Deferral Amount (as such term is defined in the Deferral Plan) or the Employee has elected to forego a bonus award pursuant to the Estate Program) during the six most recent calendar years, including the year during which the Employee's disability occurs, (or, if the average of the five highest bonus awards would be greater, the six most recent calendar years prior to the year in which the Employee's disability occurs), but excluding Supplemental Contributions (as such term is defined in the Deferral Plan) or any amounts paid from the Deferred Compensation Account (as such term is defined in the Deferral Plan) or any other account under the Deferral Plan including, but not limited to, amounts paid consisting of Deferral Amounts and Supplemental Contributions and their earnings, and any amounts paid by the Company pursuant to the Estate Program, and

     (b) the Employee's annualized base salary in effect as of the date he becomes disabled."


6. Section 5.1(b)(i) is amended, effective November 4, 1998, to read in its entirety as follows:

     "(i) the amount determined under Section 3.1(a) shall be reduced by 0.429% for each month that the benefit commences prior to age 62,"


7. Appendix A is amended, effective November 4, 1998, to read in its entirety as follows:


                           "APPENDIX A

Unless otherwise specified in another Appendix attached hereto, the sum of the following shall be used for purposes of Section
3.1(b) of the Program:

     (a) All employer-paid benefits under any qualified defined benefit plan (as defined in Section 414(j) of the Internal Revenue Code of 1986, as amended) and associated supplemental plans sponsored by the Company, Ingersoll-Dresser Pump Company, and Dresser Industries, Inc., provided that the Employee's intervening employment between employment with Dresser Industries, Inc. and the Company is solely with Ingersoll-Dresser Pump Company. For purposes of this Paragraph (a), the amount of any pension payable under the Clark Equipment Company Retirement Program for Salaried Employees shall be determined without reduction by the lifetime pension equivalent of the Employee's vested interest in his PPOA Account (as such term is defined in the I-R/Clark Leveraged Employee Stock Ownership Plan).

          For  purposes of determining the benefit under  Section
          3.1 of the Program, the Employee's benefit, if any, under any qualified defined benefit plan and associated supplemental plans described in the previous paragraph, shall be determined as a life annuity at the date of determination.

     (b) The Social Security Primary Insurance Amount as defined in the Pension Plan estimated at age 65, multiplied by a fraction, the numerator of which is his Years of Service (up to a maximum of 35 Years of Service), and the denominator of which is 35.

          For purposes of the Program, "Social Security Primary Insurance Amount" means the amount of the Employee's annual primary old age insurance determined under the Social Security Act in effect at the date of determination and payable in accordance with (i) or
          (ii) below.

               (i) For benefits determined on or after age 65, payable for the year following his date of retirement.

               (ii) For benefits determined before the Employee attains age
                    65, payable for the year following his retirement or death (or which would be payable when he first would have become eligible if he were then unemployed), assuming he will not receive after retirement (or death) any income that would be treated as wages for purposes of the Social Security Act.

          For purposes of determining the Social Security Benefit under paragraphs (i) and (ii) above, an Employee's covered earnings under said Act for each calendar year preceding the Employee's first full calendar year of employment shall be determined by multiplying his covered earnings subsequent to the year being determined by the ratio of the average per worker total wages as reported by the Social Security Administration for the calendar year being determined to such average for the calendar year subsequent to the year being determined.

     (c) An Employee's accrued benefit under any qualified defined benefit pension plan (as defined in Section 414(j) of the Internal Revenue Code of 1986, as amended) and any nonqualified pension plan with respect to any business that was acquired by the Company ("Acquired Business"), (each such pension plan shall be referred to in this Paragraph (c) as a "Former Plan"), shall be used for purposes of Section 3.1(b) of the Program if the Employee:

            (i) was an employee of the Acquired Business on the date it was acquired by the Company,

            (ii) became an employee of the Company as a result of the
                 acquisition of the Acquired Business, and

           (iii) was granted vesting service under any qualified defined benefit pension plan (as defined in Section 414(j) of the Internal Revenue Code of 1986, as amended) sponsored by the Company, any domestic entity in which the Company owns (directly or indirectly) a 50% or more interest, and any other entity designated by the Company for service performed while an employee of the Acquired Business.

        The Employee's accrued benefit under the Former Plan shall be determined as a life annuity payable as of the date of determination, using the Former Plan's early retirement factors, if applicable.

        Notwithstanding anything to the contrary in this Paragraph (c), if the Committee determines that the accrued benefit under a Former Plan cannot reasonably be calculated due to lack of information about the Former Plan or otherwise, the provisions of this Paragraph (c) shall not apply with respect to such Former Plan."

8. Except as provided herein, the Program shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized representative on this 22 day of March, 1999.

                          INGERSOLL-RAND COMPANY


                          By: /S/
                              Donald H. Rice
                              Vice President
                              Human Resources